UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 8, 2004

INTEREP NATIONAL RADIO SALES, INC.

(Exact name of registrant as specified in its charter)

New York	000-28395	13-1865151
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 916-0700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 8, 2004, we and Ernst & Young LLP (“Ernst & Young”) terminated its relationship with us as our independent auditors. The reports of Ernst & Young on our financial statements for the fiscal years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and December 31, 2003 and during the subsequent interim periods, we had no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. In addition, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during these periods.

We provided Ernst & Young with a copy of the disclosures we are making in this Current Report prior to filing this Current Report with the Securities and Exchange Commission. We requested that Ernst & Young furnish us a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young agreed with such disclosures and, if not, stating the respects in which it did not agree. Ernst & Young’s letter, dated October 15, 2004, confirming its agreement with such statements is attached as Exhibit 16.1 and is incorporated in this Current Report by reference.

We are in the process of engaging new independent auditors, which we expect to be completed shortly.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits

16.1	Letter, dated October 15, 2004 from Ernst & Young LLP to the Securities and Exchange Commission (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2004		INTEREP NATIONAL RADIO SALES, INC.
(Registrant)

	By:	/s/ WILLIAM J. MCENTEE, JR.
(Signature)*

*Print name and title of the signing officer under his signature.		Name: William J. McEntee, Jr.
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter, dated October 15, 2004 from Ernst & Young LLP to the Securities and Exchange Commission (filed herewith)